UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

SINGLE TOUCH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204

Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 275-0555

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On July 24, 2014 (the “Closing Date”), Single Touch Systems, Inc. (the “Company”), Single Touch Interactive, Inc., a wholly-owned subsidiary of the Company, DoubleVision Networks, Inc., (“DoubleVision”), and the shareholders of the DoubleVision (collectively the “Sellers”) entered into a Share Purchase Agreement (the “Purchase Agreement”) pursuant to which acquired all of the shares of DoubleVision.

The Company paid $3.6 million (the “Purchase Price”) for DoubleVision by issuing 8,000,000 shares of the Company’s common stock (the “Shares”) to the Sellers at an agreed-upon valuation of $0.45 per share. The Company also agreed to pay $400,000 to one of DoubleVision’s creditors. Substantially all of the Sellers are subject to lockup agreements that restrict the sale of the Shares for at least one year. The Purchase Price may be reduced subject to certain conditions related to DoubleVision’s liabilities. The Sellers also have an earn –out provision which could cause the Company to issue additional shares of the Company’s common stock equal to $1,000,000 (valued at the average closing price for the ninety days ending July 31, 2015) to the Sellers if the Company’s media placement revenues for the twelve-month period from August 1, 2014 to July 31, 2015 are at least $3,000,000, subject to certain conditions such as receipt of customer payments and achievement of a gross margin threshold.

In connection with the Purchase Agreement, on the Closing Date, the Company entered into consulting agreements with two of DoubleVision’s officers for $5,000 each quarter provided certain milestones are achieved. The Purchase Agreement contains standard representations, warranties and covenants.

In connection with the shares of common stock issued or issuable under the Purchase Agreement, the Company relied on Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering. Each of the Sellers made representations that they were accredited investors.

The descriptions of the terms of the Purchase Agreement do not purport to be complete and are qualified in their entirety by the copy which is included as an exhibits to this Current Report.

Item 3.02   Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(a)  Financial Statements of business acquired.  The required financial statements will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(b)  Pro forma financial information.  The required pro forma financial information will be filed no later than 71 calendar days after the date of the filing of this report on Form 8-K.

(d)  Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement

99.1	Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

Date: July 29, 2014	By:	/s/ James Orsini
	Name:	James Orsini
	Title:	Chief Executive Officer and President